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                                                                       EXHIBIT 3

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          DEVON DELAWARE CORPORATION


                                   ARTICLE I

                                     Name

          The name of this corporation (the "Corporation") is Devon Energy Corporation.

                                  ARTICLE II

                               Registered Office

          The address of the registered office of the Corporation in the State of Delaware is at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

                                   Business

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                  ARTICLE IV

                           Authorized Capital Stock

          A. The Corporation shall be authorized to issue a total of 404,500,001 shares of capital stock divided into classes as follows:

          (1) 400,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock"),

          (2) 4,500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and

          (3) one share of Special Voting Stock, par value $.10 per share.

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          B.  Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the "Board"), each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by action of the Board;

          (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether or in what circumstances such dividends shall be cumulative;

          (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock or other securities of the Corporation or any other person, and the terms and conditions of such conversion or exchange;

          (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and, if so, the terms and conditions of such redemption (including whether such redemption shall be optional or mandatory), including the date or dates or event or events upon or after which they shall be redeemable, and the amount and type of consideration payable upon redemption, which may vary under different conditions and at different redemption dates;

          (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (6) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock;

          (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or

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     greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (8) Any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of Preferred Stock.

          C. (1) After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph B of this Article IV, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

          (2) In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph B of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph B of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          (3) Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph B of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

          (4) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

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          D.  Each outstanding share of Special Voting Stock shall be entitled, on all matters presented to the stockholders of the Corporation, to that number of votes equal to the number of Exchangeable Shares of Northstar Energy Corporation, an Alberta corporation, outstanding from time to time not owned by the Corporation or any of its wholly owned subsidiaries. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock. The Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. At such time as the Special Voting Stock has no votes attached to it because there are no Exchangeable Shares outstanding, the Special Voting Stock shall be canceled. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

          E. No stockholder of the Corporation shall by reason of his holding shares of any class or series of stock of the Corporation have any preemptive or preferential right to purchase, acquire, subscribe for or otherwise receive any additional, unissued or treasury shares (whether now or hereafter acquired) of any class or series of stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to purchase, acquire, subscribe for or otherwise receive shares of any class or series of stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board may issue or authorize the issuance of shares of any class or series of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to purchase, acquire, subscribe for or otherwise receive shares of any class or series of stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing stockholders of any class.

          F. Cumulative voting of shares of any class or series of capital stock of the Corporation having voting rights is not permitted.

          G. The holders of Convertible Debentures (as hereinafter defined) shall have the right to convert such Convertible Debentures into Common Stock, subject to the terms of the Indenture (as hereinafter defined). Indenture means the Indenture, dated as of July 3, 1996, between Devon Energy Corporation and The Bank of New York, as the same may be supplemented or amended from time to time. "Convertible Debentures" has the meaning assigned to such term in the First Supplemental Indenture, dated as of July 3, 1999, between Devon Energy Corporation and the Bank of New York.

          The Corporation shall make any further conversion adjustments as may be required from time to time by the Indenture and the Supplemental Indenture.

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                                   ARTICLE V

                             Election of Directors

          A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. The number of directors which shall constitute the entire Board shall not be less than three nor more than twenty, and, except as provided in Paragraph D of this Article V, shall be determined by resolution adopted by a majority of the entire Board. No reduction in number shall have the effect of removing any director prior to the expiration of his or her term.

          B. The Board, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV, shall be divided into three classes, Class I, Class II and Class III, and the Board shall designate the directors who shall first serve in Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible; provided, however, the Board of Directors at the time of filing the Certificate of Merger pursuant to the Amended and Restated Agreement and Plan of Merger, dated May 19, 1999, among the Corporation, Devon Energy Corporation, an Oklahoma corporation, Devon Oklahoma Corporation, an Oklahoma corporation, and PennzEnergy Company, a Delaware corporation, shall have four directors in Class I, four directors in Class II and six directors in Class III. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first designated to Class I shall serve for a term expiring at the annual meeting next following the date of their designation as Class I Directors, the directors first designated to Class II shall serve for a term expiring at the second annual meeting next following the date of their designation as Class II Directors, and the directors first designated to Class III shall serve for a term expiring at the third annual meeting next following the date of their designation as Class III Directors. At each annual election of directors, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors of the Corporation they succeed, unless the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes. In the event of any change in the authorized number of Directors of the Corporation, each Director of the Corporation then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.

          C. Except as otherwise provided for or fixed pursuant to the provisions of Article IV relating to the rights of the holders of any series of Preferred Stock to elect additional directors, except as provided in Paragraph D of this Article V, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence or Paragraph D of this Article V shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or

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in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided pursuant to Article IV of this Certificate of Incorporation relating to additional directors elected by the holders of one or more series of Preferred Stock, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

          D. There shall be a "Balance Period" during which the number of directors constituting the whole Board shall at all times be an even number and vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled, and nominations by the Board shall be made, as follows:

               (a) Any vacancy on the Board resulting from the death, resignation, disqualification or removal of a Continuing Director (hereinafter defined) shall be filled only by the affirmative vote of a majority of the remaining Continuing Directors then in office. Nominations of the Board to fill the positions of Continuing Directors whose terms are about to expire shall likewise be made by the affirmative vote of a majority of the Continuing Directors then in office.

               (b) Any vacancy on the Board resulting from the death, resignation, disqualification or removal of a New Director (hereinafter defined) shall be filled only by the affirmative vote of a majority of the remaining New Directors then in office. Nominations of the Board to fill the positions of New Directors whose terms are about to expire shall likewise be made by the affirmative vote of a majority of the New Directors then in office. Notwithstanding the foregoing provisions of this paragraph (b), throughout the Balance Period at least one New Director shall be a person who shall have been mutually approved (prior to his or her initial election to the Board) by the Chairman and the President of the Corporation.

               (c) Any newly created directorship or directorships resulting from an increase in the authorized number of directors shall be allocated so that the aggregate number of board positions to be filled by Continuing Directors shall be equal to the number of Board positions to be filled by New Directors. Such newly created directorships to be filled by Continuing Directors shall be filled, or nominations therefor made, in the same manner as is provided in paragraph (a) above and such newly created directorships to be filled, or nominations therefor made, by New Directors shall be filled in the same manner as is provided in paragraph (b) above.

The number of directors which shall constitute the entire Board shall be expanded if necessary to comply with the foregoing provision of this Section D.

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     The Balance Period shall begin on the date this Amended and Restated
Certificate of Incorporation becomes effective and shall end on the annual meeting of the stockholders in the year 2000.

     "Continuing Director" shall mean a director who was a director of Devon Energy Corporation, an Oklahoma corporation, immediately prior to the Closing under the Amended and Restated Agreement and Plan of Merger by and among the Corporation, Devon Energy Corporation, Devon Oklahoma Corporation and PennzEnergy Company dated as of May 19, 1999, or who subsequently became a director as a result of the filing of a newly created directorship or vacancy by the Continuing Directors as aforesaid or as a result of his or her election as a director having been nominated by the Continuing Directors as herein provided. "New Director" shall mean any director other than a Continuing Director.

          E. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

                                  ARTICLE VI

                           Meetings of Stockholders

          A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article IV relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only (i) pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation and (ii) if permitted by the By-laws of the Corporation, by the Chairman of the Board or the President of the Corporation as and in the manner provided in the By-laws of the Corporation. Special meetings of stockholders may not be called by any other person or persons or in any other manner. The ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

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          B.  In addition to the powers conferred on the Board by this
Certificate of Incorporation and by the General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the By-laws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, By-laws relating to
(i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation.

                                  ARTICLE VII

                              Stockholder Consent

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied.

                                 ARTICLE VIII

                            Limitation of Liability

          A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE IX

                              Executive Committee

          The Board, pursuant to the By-laws of the Corporation or by resolution passed by a majority of the then-authorized number of directors, may designate any of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and provided for in said resolution or in the By-laws of the Corporation, shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

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                                   ARTICLE X

                                Indemnification

          A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.


          B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          C. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

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          D.  The Corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

          E. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          F. Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.


                                  ARTICLE XI

                       Amendment Of Corporate Documents

          A.  Certificate of Incorporation

          In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV, any alteration, amendment, repeal or rescission (a "Change") of any provision of this Certificate of Incorporation must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Article V, VI, VII, VIII, X or XII hereof or to this Article XI, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon

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stockholders, directors or any other persons whomsoever by and pursuant to this
Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

          B.  By-Laws

          In addition to any affirmative vote required by law, any Change of the By-laws of the Corporation may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

                                  ARTICLE XII

                                  Definitions

          For the purposes of this Certificate of Incorporation:

          A. A "person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.

          B. "Voting Stock" means all outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote.



                           [SIGNATURE PAGE TO FOLLOW]

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          IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation on this 17th day of August, 1999.


                                 DEVON DELAWARE CORPORATION


                                     /s/ J. Larry Nichols
                                 By:______________________________________





           [SIGNATURE PAGE OF RESTATED CERTIFICATE OF INCORPORATION]